QUARTERLY RESULTS PRESENTATION First Quarter 2024

Q1 | 2024 | 2 FORWARD-LOOKING STATEMENTS Certain statements in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “continue,” “could,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward- looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then- current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity. Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This presentation should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Q1 | 2024 | 3 CEO COMMENT While we made substantial progress on improving our business operations in Q1, we missed our sales goals due largely to a continued pullback in consumer spending by our core customers, particularly in high ticket discretionary items. We remain focused on managing through the current economic cycle by controlling the controllables. As we move forward, we’re taking aggressive actions to drive positive comp sales growth in the latter part of the year and into 2025, and to maintain year-over-year gross margin rate improvements, all driven by progress on our five key actions. Our operational initiatives to offer a larger assortment of new and exciting extreme bargains, cut costs, and increase productivity exceeded our targets in Q1. This enabled us to improve consumer perceptions about our brand and the value we offer, and to deliver a year-over-year improvement in gross margin and operating expenses, despite significant sales pressure. Meanwhile, we are pleased with our actions to preserve and enhance liquidity in Q1, which included aggressive efforts to manage opex, capex and inventory, and the execution of a new $200 million term loan facility, which provides us with significant additional financial flexibility. While near-term conditions have been challenging, we’re not slowing down on making progress to transform our business. The current financial performance does not yet reflect the stronger business model that we’ve created through our five key actions, but we expect the fruits of those efforts to become more apparent in the back half of the year. Bruce Thorn, President & CEO

FIRST QUARTER RESULTS First Quarter 2024

Q1 | 2024 | 5 BIG LOTS AT A GLANCE Strong Omnichannel Capabilities Diversified Category Mix National Store Footprint 1,390 Stores in 48 States Industry-leading delivery options, easy checkout, and multiple payment types to win customers for life 29% 14% 15% 17% 16% 9% Furniture Food Soft Home Consumables Seasonal Hard Home Chart based on Q1 2024 sales

Q1 | 2024 | 6 FIRST QUARTER SUMMARY Impacted by challenging consumer environment Up 190bps vs. LY -12.7% Inventory vs. LY In line with guidance, continued turn improvement -3.6% Adjusted operating expense1 vs. LY Ahead of guidance -9.9% Comps 36.8% Gross margin 1 Adjusted Operating Expenses are comprised of adjusted Selling and Administrative Expenses, adjusted Depreciation Expense, and adjusted Gain on Sale of Real Estate. Adjusted results are non-GAAP financial measures. A reconciliation of reported GAAP results to the adjusted non-GAAP results is included in the appendix.

Q1 | 2024 | 7 Q1 2024 COMP SALES BY CATEGORY -16% -14% -12% -10% -8% -6% -4% -2% 0% Seasonal Hard Home Soft Home Food Consumables Furniture Total -15% -14% -11% -10% -8% -6% -10% Comp Sales Impacted by Soft Consumer Environment Note: In the Q4 2023, we realigned our merchandise categories and eliminated our Apparel, Electronics, & Other merchandise category. We have reallocated the departments that previously comprised Apparel, Electronics, & Other into the following merchandise categories: Hard Home, Soft Home, Consumables, and Food.

Q1 | 2024 | 8 YEAR-OVER-YEAR INVENTORY REDUCTION Inventory Managed Down More than Q1 Sales -18.8% -15.2% -12.5% -17.0% -12.7% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024

Q1 | 2024 | 9 ADJUSTED Q1 2024 INCOME STATEMENT Q1 2024 Q1 2023 Change vs. 2023 Net Sales $1,009,112 $1,123,477 (10.2%) Gross Margin 371,699 392,469 Gross Margin Rate 36.8% 34.9% 190 bps Adjusted Operating Expenses(1)(2) 491,848 510,455 Adjusted Operating Expense Rate(2) 48.7% 45.4% 330 bps Adjusted Operating Profit (Loss)(2) ($120,149) ($117,986) Adjusted Operating Profit (Loss) Rate(2) (11.9%) (10.5%) (140 bps) Adjusted Diluted (Loss) Earnings Per Share(2) ($4.51) ($3.40) Diluted Weighted Average Shares 29,350 29,018 (In thousands, except for earnings per share) (1) Adjusted Operating Expenses are comprised of adjusted Selling and Administrative Expenses, adjusted Depreciation Expense, and adjusted Gain on Sale of Real Estate. (2) Adjusted 2024 and 2023 results are non-GAAP financial measures. A reconciliation of reported GAAP results to the adjusted non-GAAP results is included in the appendix.

Q1 | 2024 | 10 CAPITAL ALLOCATION *Net liquidity is defined as ABL Credit Facility availability and FILO Term Loan availability, net of covenant-based borrowing limitations, plus Cash and Cash Equivalents. ~$60M FY2024 CAPEX Guidance $900M ABL Credit Facility Increased Borrowing Capacity by Up to $200M In line with or somewhat below FY 2023 spend Through new FILO term loan facility in April Net liquidity of ~$289M* at end of Q1

GUIDANCE Second Quarter 2024

Q1 | 2024 | 12 Q2 2024 GUIDANCE SG&A REDUCTION COMP SALES GROSS MARGIN IMPROVEMENT Down low to mid-single-digit range, inclusive of sale/leaseback expense Significant improvement versus last year, up by at least 300 basis points Down mid to high-single- digit range; sequential improvement

Q1 | 2024 | 13 5 KEY ACTIONS

Q1 | 2024 | 14 PROJECT SPRINGBOARD Raising cumulative run rate target to $185M (vs. ~$175M previously) by end of 2024 ~40% of savings in other gross margin items Inventory optimization, marketing, pricing & promotions ~20% of savings in SG&A Store & field operations, supply chain, general office $200M+ Bottom-line opportunities ~40% of savings in COGS

WRAP-UP

Q1 | 2024 | 16 Q1 WRAP UP • Comparable sales decline of 9.9% in Q1, impacted by challenging consumer environment; GAAP EPS of -$6.99, with adjusted EPS loss of -$4.51 due to year-over-year sales decline and continued cost pressures • Successfully reduced inventory, down more than sales • Comps expected to improve sequentially in Q2; focused on unlocking additional sales opportunities (e.g., more bargains and extreme bargains, exciting assortment, clearer value communication) • Expect significant gross margin improvement through the year, driven by reduced markdown activity and benefits from Project Springboard efforts • Continue advancing five key actions to drive improvements through 2024, with a path to positive comparable sales by end of year • Project Springboard on track to deliver bottom-line opportunity of $200M+ in gross margin/SG&A; expect to be at $185M by the end of 2024 • Enhanced liquidity through new $200M FILO Term Loan • Despite challenging conditions, will continue making progress to transform the business through our five key actions

APPENDIX

FIRST QUARTER 2024 GAAP TO NON-GAAP RECONCILIATION

($ in thousands, except for earnings per share)

	As Reported	Adjustment to exclude forward distribution center ("FDC") closing costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude fees related to a cost reduction and productivity initiative	As Adjusted (non- GAAP)
Selling and administrative expenses	$ 533,004	$ (874)	$ (68,245)	$ (3,588)	$ 460,297
Selling and administrative expense rate	52.8%	(0.1%)	(6.8%)	(0.4%)	45.6%
Operating loss	(192,856)	874	68,245	3,588	(120,149)
Operating loss rate	(19.1%)	0.1%	6.8%	0.4%	(11.9%)
Income tax expense (benefit)	191	-	-	-	191
Effective income tax rate	(0.1%)	-	-	-	(0.1%)
Net loss	(205,035)	874	68,245	3,588	(132,328)
Diluted earnings (loss) per share	$ (6.99)	$ 0.03	$ 2.33	$ 0.12	$ (4.51)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are "non-GAAP financial measures" as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") FDC closing costs and related expenses of $874, store asset impairment charges of $68,245, and fees related to a cost reduction and productivity initiative which we refer to as "Project Springboard" of $3,588.

Q1 | 2024 | 18

FIRST QUARTER 2023 GAAP TO NON-GAAP RECONCILIATION

($ in thousands, except for earnings per share)

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non- GAAP)
Selling and administrative expenses	$ 620,865	$ (53,567)	$ (8,624)	$ (83,808)	$ -	$ 474,866
Selling and administrative expense rate	55.3%	(4.8%)	(0.8%)	(7.5%)	-	42.3%
Depreciation expense	36,582	-	(993)	-	-	35,589
Depreciation expense rate	3.3%	-	(0.1%)	-	-	3.2%
Gain on sale of real estate	(3,799)	-	-	-	3,799	-
Gain on sale of real estate rate	(0.3%)	-	-	-	0.3%	-
Operating loss	(261,179)	53,567	9,617	83,808	(3,799)	(117,986)
Operating loss rate	(23.2%)	4.8%	0.9%	7.5%	(0.3%)	(10.5%)
Income tax expense (benefit)	(64,250)	13,813	2,480	20,443	(899)	(28,413)
Effective income tax rate	23.8%	(0.6%)	(0.1%)	(0.9%)	0.1%	22.3%
Net loss	(206,073)	39,754	7,137	63,365	(2,900)	(98,717)
Diluted earnings (loss) per share	$ (7.10)	$ 1.37	$ 0.25	$ 2.18	$ (0.10)	$ (3.40)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are "non-GAAP financial measures" as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") synthetic lease exit costs and related expenses of $53,567 ($39,754, net of tax), FDC contract termination costs and related expenses of $9,617 ($7,137, net of tax), store asset impairment charges of $83,808 ($63,365, net of tax), and a gain on sale of real estate and related expenses of $3,799 ($2,900, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Q1 | 2024 | 19